EXHIBIT 99.1

Green Innovations Receives Purchase Orders from Cardenas Markets in California

Miami, Florida – February 22, 2013 – Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) (“Green Innovations” or the “Company”) is pleased to announce that its wholly-owned subsidiary, Green Hygienics, Inc. (“Green Hygienics”), has received two separate purchase orders from Cardenas Markets, Inc. (“Cardenas”), a California-based family-owned chain of supermarkets.

“Cardenas Markets has quickly developed from a quality prospect into a valued customer only days after issuing us a vendor number,” stated Bruce Harmon CEO of Green Innovations.  “This is an outstanding example of how efficiently our sales and distribution network can move new business forward for high-demand products.  We look forward to a long and profitable relationship with our newest customers.”

The two purchase orders totaling 3,000 cases of SENSATIONAL brand bath tissue have a value of $41,400.  Two separate shipments and deliver dates were necessary due to the total size of the orders (46,785 lbs.) and Cardenas warehouse requirements.  Both shipments are expected to be delivered to Cardenas next week.

“Cardenas Markets was fast to move with a sizable purchase order after issuing us a vendor number just a few days ago.  I think this shows how confident they are in their ability to satisfy their valued customers with our high-quality products and profit from it,” stated Tray Harrison, National Sales Manager of Green Hygienics.  “This represents just one of many new prospective vendors and distributors across the USA and Canada that we are working with to expand distribution of our products.  We hope to report similarly positive results and additional purchase orders in the near future.”

Cardenas Markets is a 2nd generation family business that provides its customers with general grocery and fresh produce.  Cardenas now operates 28 stores and employs over 3,000 people in California and Nevada.  For more information about Cardenas Markets, visit www.cardenasmarkets.com.

About Green Innovations Ltd.

Green Innovations Ltd., through its wholly-owned subsidiary Green Hygienics, Inc., is the exclusive licensed North American distributor of American Hygienics Corporation’s 100% tree-free bamboo-based product line, including personal care and paper-based goods.  The Company provides consumers the opportunity to enjoy high-quality and performance eco-friendly goods from dedicated experts that have been producing bamboo products for over a decade, along with the cost-benefit of local raw material manufacturing, and the satisfaction of knowing that by using these products they are doing their part to reduce their carbon footprint and to continue the movement towards a more healthy and sustainable planet.

For further information regarding Green Innovations Ltd., contact:

Green Innovations Investor Relations
(866) 947-5567 (Toll-free)
E-mail: investor@greeninnovationsltd.com
Website: www.greeninnovationsltd.com

Disclaimer

This press release contains “forward-looking statements”.  Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically references to future potential purchase orders from Cardenas and expanding distribution networks.  The reader can identify these forward-looking statements by forward-looking words such as “may,” “will,” “expect,” “potential,” “anticipate,” “forecast,” “believe,” “estimate,” “project,” “plan,” “continue” or similar words.  The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information.  Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Green Innovations Ltd. (“Green Innovations”).  The risk factors listed in our disclosure documents and the cautionary language on this website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Green Innovations in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements.  Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities that Green Innovations develops or produces; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Green Innovations operates; technological, mechanical and operational difficulties encountered in connection with Green Innovations’ development activities; and labor relation matters and costs.  The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Green Innovations from time to time with the Securities and Exchange Commission and other regulatory authorities.